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CUSIP NO. 594087-10-8               13/D/A                  Page 10 of 19 Pages


                                   EXHIBIT 1


         Pursuant to Rule 13d-1(f)(1)(iii) of Regulation 13D-G of the General Rules and Regulations of the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, the undersigned agree that the statement to which this Exhibit is attached is filed on behalf of each of them.



Date:  April 30, 1997                   /s/ SAM WYLY
                                        ----------------------------------------
                                        Sam Wyly


                                        /s/ CHARLES J. WYLY, JR.
                                        ----------------------------------------
                                            Charles J. Wyly, Jr.


                                        MAVERICK ENTREPRENEURS FUND, LTD.



                                        By:  /s/ SAM WYLY
                                             -----------------------------------
                                             Sam Wyly
                                             General Partner


                                        By:  /s/ CHARLES J. WYLY, JR.
                                            ----------- ------------------------
                                            Charles J. Wyly, Jr.
                                            General Partner